Exhibit 11.1

Statement related to computation of per common share earnings.


               INTEGRATED SECURITY SYSTEMS, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                    For the Year Ended December 31,
                                                                 ------------------------------------
                                                                      1996                 1995
                                                                 ----------------    -----------------
PRIMARY AND FULLY DILUTED:
Shares and share equivalents:
   Weighted average number shares of common stock
       outstanding during period                                      5,122,878         3,506,488

Add incremental shares:
   Shares potentially issuable upon the assumed exercise
       of the stock options, net of assumed repurchases
       using the Treasury Stock Method                                     --             507,620

Total                                                                 5,122,878         4,014,108

Net earnings (loss) from continuing operations                      $      (299)      $    (1,650)
Net earnings (loss) from discontinued operations                             22            (1,215)
                                                                    -----------       -----------
Net earnings (loss)                                                 $      (277)      $    (2,864)
                                                                    ===========       ===========


Per share continuing operations                                     $      (.05)      $     (0.41)
Per share discontinued operations                                          --         $     (0.30)
                                                                    -----------       -----------
Per share                                                           $      (.05)      $     (0.71)
                                                                    ===========       ===========
